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                                                                   EXHIBIT 10(e)

                               SEVERANCE AGREEMENT
                                     BETWEEN
                      PEOPLES ENERGY PRODUCTION COMPANY and
                           PEOPLES ENERGY CORPORATION
                                       AND
                                 STEVEN W. NANCE
                  PRESIDENT, PEOPLES ENERGY PRODUCTION COMPANY

            THIS AGREEMENT, effective as of June 2, 2004, by and between (1) Peoples Energy Production Company, a Delaware corporation, and Peoples Energy Corporation, an Illinois corporation, and (2) Steven W. Nance, President, Peoples Energy Production Company (the "Executive").

                                   WITNESSETH

            WHEREAS, the Executive is a valuable employee of the Peoples Energy Production Company and an integral part of the management of PEPCO and PEPCO Affiliates; and

            WHEREAS, PEPCO wishes to encourage the Executive to continue his career and services with PEPCO for the period during and after an actual or threatened Change in Control; and

            WHEREAS, the Board of Directors of PEPCO previously determined that it would be in the best interests of PEPCO and its shareholder to assure continuity in the management of the Company's administration and operations in the event of a change in control by entering into a confidentiality and severance agreement with the Executive; and

            WHEREAS, PEPCO and the Executive entered into a confidentiality and severance agreement effective as of September 22, 2000 (the "Prior Agreement"); and

            WHEREAS, the Board of Directors of PEPCO at its meeting on June 2, 2004, determined that it would be in the best interest of PEPCO to terminate the Prior Agreement and enter into a new severance agreement with the Executive to reflect, among other things, the adoption of the 2004 Incentive Compensation Plan.

            NOW THEREFORE, in consideration of the termination of the Prior Agreement and other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:

            1. Definitions.

            "AAA" shall have the meaning set forth in paragraph 5 of this Agreement.

            "Additional Three Years Accrued Benefit" shall mean an additional vested accrued benefit under the PEC SRB equal to the quotient obtained by dividing (i) the Additional

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Pension Equity Amount by (ii) a deferred annuity factor determined from Schedule
G, Schedule of Deferred to Age 65 Lump Sum Factors, of the PEC Retirement Plan, using the Executive's attained age as of the termination date described in paragraph 3.a of this Agreement, and the Applicable Interest Rate from Schedule
G as of such date. For this purpose, the "Additional Pension Equity Amount" shall mean the amount determined by multiplying sum of (i) the Pension Equity Percentage Credits (as determined under Article XI, Section 3 of the PEC Retirement Plan) for three additional years of Benefit Service, as if the Executive had attained age 50 by (ii) the Executive's compensation, as such compensation would be determined under the PEC Retirement Plan in calculating an accrued benefit under Article XI of such plan.

            "Affiliate" shall mean the subsidiaries of PEC and other entities controlled by such subsidiaries.

            "Agreement" shall mean this Severance Agreement.

            "Benefit Service" shall mean the Benefit Service as defined in the PEC Retirement Plan.

            "Cause" shall mean the Executive's fraud or dishonesty which has resulted in or is likely to result in material economic damage to the Company as determined in good faith by a vote of at least two-thirds of the non-employee directors of PEC at a meeting of the Board of Directors of PEC at which the Executive is provided an opportunity to be heard.

            "Change in Control" shall mean:

            (i) the acquisition by any Person or Persons acting in concert, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty percent (20%) or more of the outstanding stock of PEC or PEPCO (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock); or

            (ii) (A) the consummation of any consolidation or merger of PEC, other than a consolidation or merger of PEC in which holders of its stock immediately prior to the consolidation or merger hold proportionately at least fifty-five percent (55%) of the outstanding common stock of the continuing or surviving corporation, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of PEC ("Transfer Transaction"), except where (1) PEC owns all of the outstanding stock of the transferee entity or (2) the holders of PEC's common stock immediately prior to the Transfer Transaction own proportionately at least fifty-five percent (55%) of the outstanding stock of the transferee entity, immediately after the Transfer Transaction, or (C) any consolidation or merger of PEC where, after the consolidation or merger, one Person owns one hundred percent (100%) of the shares of stock of PEC (except where the holders of PEC's common stock immediately prior to such merger or consolidation own proportionately at least fifty-five percent (55%) of the outstanding stock of such Person immediately after such consolidation or merger); or

            (iii) a change in the members of the PEC Board of Directors within a twenty-four (24) month period such that the individuals who are members of the PEC Board of Directors at the beginning of such twenty-four (24) month period cease to comprise two-thirds (2/3) of the

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members, unless the election or nomination for election by PEC's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the twenty-four (24) month period; or

            (iv) (A) the consummation of any consolidation or merger of PEPCO, other than a consolidation or merger of PEPCO in which the Company holds all of the outstanding common stock of the continuing or surviving corporation, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of PEPCO ("Transfer Transaction"), except where the Company owns all of the outstanding stock of the transferee entity immediately after the Transfer Transaction, or (C) the adoption of a plan of liquidation of PEPCO.

            "Code" shall mean the United States Internal Revenue Code of 1986, as amended, or any successor thereto.

            "Company" shall mean Peoples Energy Corporation and include any Affiliate and successor or successors to Peoples Energy Corporation.

            "Compensation" shall mean the sum of (i) the Executive's annual rate of salary on the last day the Executive was an employee of the Company, including any elective contributions made by the Company on behalf of the Executive that are not includable in the gross income of the Executive under
Section 125 or 402(e)(3) of the Code or any successor provision thereto, and including any amount of salary that has been deferred by the Executive, (ii) an award equal to the average of the amounts awarded to the Executive under the PEC STIC or Short-Term Plan during the three years preceding termination of employment, and (iii) the economic equivalent value of any awards received by Executive under the PEC LTIP and the Long-Term Plan in the calendar year preceding termination of employment (as determined in good faith by the Compensation Committee).

            "Compensation Committee" shall mean the Compensation Committee of the PEC Board of Directors.

            "Constructive Discharge" shall mean a good faith determination by the Executive that there has been any (i) material change by the Company of the Executive's functions, duties or responsibilities which change would cause the Executive's position with the Company to become of less dignity, responsibility, importance, prestige or scope, including, without limitation, the assignment to the Executive of duties and responsibilities inconsistent with his position,
(ii) assignment or reassignment by the Company of the Executive, without the Executive's consent, to another place of employment more than fifty (50) miles from the Executive's current place of employment, (iii) liquidation, dissolution, consolidation or merger of either PEC or PEPCO, or transfer of all or substantially all of either PEC's or PEPCO's assets, other than a transaction or series of transactions (a) with respect to PEC in which the resulting or surviving transferee entity has, in the aggregate, a net worth at least equal to that of PEC immediately before such transaction and such resulting or surviving transferee entity expressly assume(s) this Agreement and all obligations and undertakings hereunder, or (b) with respect to PEPCO, in which the resulting or surviving transferee entity or the entity that directly or indirectly controls the resulting or surviving transferee entity has, in the aggregate, a net worth at least equal to that of PEC immediately before such transaction and such resulting or surviving

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transferee entity or the entity that directly or indirectly controls such resulting or surviving transferee entity expressly assumes this Agreement and all obligations and undertakings hereunder, or (iv) reduction, which is more than de minimis, in the Executive's total compensation (Compensation, perquisites and benefits). It is understood and agreed by all parties hereto that a reduction in (a) the amount the Executive receives under Short-Term Plan,
(b) the awards the Executive receives under the Long-Term Plan, (c) the awards the Executive receives under the PEC LTIP or (d) the perquisites or benefits of the Executive shall not be deemed a reduction if such amount received under the Short-Term Plan, awards received under the Long-Term Plan, awards received under the PEC LTIP or such perquisites or benefits are with respect to the Short-Term Plan, Long-Term Plan, the PEC LTIP and perquisites greater than that received by any PEPCO or PEPCO Affiliate officer of lesser rank and with respect to the benefits, no less than that received by any PEPCO or PEPCO Affiliate officer of lesser rank or any PEC officer of a lesser officer grade. An event shall not be considered Constructive Discharge unless the Executive provides written notice to PEC specifying the event relied upon for Constructive Discharge within six months after the occurrence of such event. Within thirty days of PEC receiving such written notice from the Executive, the Company may cure or cause to be cured the event upon which the Executive claims a Constructive Discharge and no Constructive Discharge shall have been considered to have occurred with respect to such event. PEPCO and the Executive, upon mutual written agreement, may waive any of the foregoing provisions which would otherwise constitute a Constructive Discharge.

            "Coverage Period" shall mean the period commencing with the month in which termination of employment as described in paragraph 3.a. of this Agreement shall have occurred, and ending thirty-six (36) months thereafter.

            "Effective Date" shall mean June 2, 2004.

            "Long-Term Plan" shall mean the Long-Term Incentive Compensation Plan, a sub-plan of the 2004 Incentive Compensation Plan, or any successor long-term incentive plan.

            "PEC" shall mean Peoples Energy Corporation, an Illinois corporation.

            "PEC LTIC" shall mean the Peoples Energy Corporation Long Term Incentive Compensation Plan originally adopted on February 22, 1990 as in effect prior to February 27, 2004, the effective date of the 2004 Plan.

            "PEC LTIP" shall mean the Peoples Energy Corporation Long-Term Incentive Plan For Diversified Business Units as in effect on the Effective Date, as amended from time to time or any successor plan.

            "PEC Retirement Plan" shall mean the Peoples Energy Corporation Retirement Plan as in effect on the Effective Date, as amended from time to time or any successor plan.

            "PEC SRB" shall mean the Peoples Energy Corporation Supplemental Retirement Benefit Plan, as in effect on the Effective Date, as amended from time to time or any successor plan.

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            "PEC STIC" shall mean the Peoples Energy Corporation Short Term
Incentive Compensation Plan originally adopted on October 1, 1992 as in effect prior to February 27, 2004, the effective date of the 2004 Plan.

            "PEPCO" shall mean Peoples Energy Production Company.

            "PEPCO Affiliate" shall mean any entity controlled by or under common control of PEPCO and other entities controlled by such subsidiaries.

            "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) except that such term shall not include: (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

            "Short-Term Plan" shall mean the Short-Term Incentive Compensation Plan, a sub-plan of the 2004 Incentive Compensation Plan or any successor short-term incentive plan.

            "Term" shall mean the term of this Agreement as set forth in paragraph 2.

            "2004 Plan" shall mean the 2004 Incentive Compensation Plan, effective February 27, 2004 as in effect on the Effective Date, as amended from time to time or any successor plan.

            2. Term.

            This Agreement shall be effective as of the Effective Date and shall continue thereafter until the later of: (i) thirty-six (36) full calendar months following the date on which occurs any of the events described as constituting a Change in Control in subparagraphs (i) or (iii) of the definition of Change in Control in paragraph 1; or (ii) twenty-four (24) full calendar months following the date of consummation of a transaction described as constituting a Change of Control in subparagraph (ii) of the definition of Change in Control in paragraph 1.

            3. Severance Benefit.

      a. If, during the period commencing on the date of a Change in Control and ending on the last day of the Term, the Executive's employment hereunder is terminated by the Company for any reason, other than Cause, death, or disability, or is terminated by the Executive in the event of a Constructive Discharge, then, within five (5) business days after such termination, PEC shall pay to the Executive (or, if the Executive has died before receiving all payments to which he has become entitled hereunder, to the beneficiary or estate of the Executive as described in paragraph 13) the sum of: (i) accrued but unpaid salary and accrued but unused paid time off for nonunion employees under the Paid Time Off Bank, as in effect on the Effective Date, as amended from time to time or any successor, (ii) severance pay in a lump sum cash amount equal to three (3) years of the Executive's Compensation, and (iii) unless an accelerated

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pay-out of Executive's Performance Awards under the PEC LTIP has been made by the Compensation Committee in cash pursuant to Section 4.7(a) or 4.7(b) of the PEC LTIP or in the form of restricted stock or options to purchase common stock of Newco pursuant to Section 4.7(c) of the PEC LTIP, a cash amount equal to the amount payable with respect to any outstanding Performance Award under the PEC LTIP in accordance with the provisions of the PEC LTIP for payments upon the occurrence of a change in control (as defined therein). If, on the date of the Executive's termination as described in this paragraph 3.a, the Executive is vested with respect to his accrued benefit under the PEC Retirement Plan, the Executive (or, if the Executive has died before receiving all payments to which he becomes entitled hereunder, the beneficiary or the estate of the Executive as described in paragraph 13) will be paid in cash within ten (10) business days after termination as described in this paragraph 3.a., (i) the amount of the benefit accrued by the Executive under the PEC SRB on the date of such termination of employment, plus (ii) the Additional Three Years Accrued Benefit. If the Executive is not vested with respect to his accrued benefit under the PEC Retirement Plan on the date of his termination of employment as described in this paragraph 3.a., the Executive (or, if the Executive has died before receiving all payments to which he becomes entitled hereunder, the beneficiary or the estate of the Executive as described in paragraph 13) will be paid in cash within ten (10) business days after termination as described in this paragraph 3.a., an amount equal to the sum of (x) plus (y) where "x" equals the value of the benefit accrued by the Executive under the PEC SRB on the date of such termination of employment, determined as if, (i) the Executive had commenced participation in the PEC Retirement Plan and the PEC SRB as of the first date of Executive's actual employment with PEPCO, (ii) he had received credit for a year of Benefit Service under the PEC Retirement Plan and the PEC SRB for each year or partial year during which he was employed by the Company, and (iii) he was fully vested in his accrued benefit under the PEC SRB at all times, and "y" equals the Additional Three Years Accrued Benefit. Any payment of the Executive's deemed accrued benefit under the PEC SRB pursuant to this paragraph 3.a. shall be in lieu of any payment under the PEC SRB itself and once paid pursuant to this Agreement, the Executive shall have no further claim to payment under the PEC SRB. In the event of a change in control as defined under the PEC LTIC, any non-vested restricted stock awarded to the Executive under the PEC LTIC shall be vested and owned by the Executive in accordance with the provisions of the PEC LTIC. In the event of a change in control, as defined in the 2004 Plan, any award under the Long-Term Plan and any Award Opportunity under the Short-Term Plan shall be distributed or paid in accordance with the respective provisions of such plans. The Executive's termination of employment with the Company to become an employee of a corporation which directly or indirectly owns one hundred percent (100%) of or which is owned one hundred percent (100%) by the Company shall not be considered a termination of employment for purposes of this Agreement, provided that such termination and subsequent employment is not a Constructive Discharge. The subsequent termination of the Executive's employment from such corporation, without employment at a company that is wholly-owned by such corporation, shall be considered a termination of employment for purposes of this Agreement.

            b. During the longer of: (i) the Coverage Period or (ii) the period commencing with the date of the Executive's termination of employment as described in paragraph 3a and ending on the date the Executive is sixty-five
(65) years of age, the Executive shall be entitled to all benefits under the Company's welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), as if the Executive were still employed during such period, at the same level of benefits and at the same

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dollar cost to the Executive as is available to all of the Company's executives generally and if and to the extent that equivalent benefits shall not be payable or provided under any such plans, the Company shall pay or provide equivalent benefits on an individual basis; provided, however, that PEC's obligations under this paragraph 3.b. shall cease upon the date following the termination of the Executive's employment as described in paragraph 3.a. that the Executive is eligible to receive benefits under welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) provided by an employer of the Executive other than the Company.

            c. (i) If Independent Tax Counsel shall determine that the aggregate payments made to the Executive pursuant to this Agreement and any other payments to the Executive from the Company which constitute "parachute payments" as defined in Section 280G of the Code (or any successor provision thereto) ("Parachute Payments") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount calculated at the highest marginal tax rate applicable to the Executive for the tax year in which such payments were paid to the Executive (determined by Independent Tax Counsel) such that after payment by the Executive of all federal, state and other taxes (including any Excise Tax) imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, the Executive retains from the Gross-Up Payment an amount equal to the Excise Tax imposed upon the payments. For purposes of this paragraph 3.c., "Independent Tax Counsel" shall mean a lawyer, a certified public accountant with a nationally recognized accounting firm, or a compensation consultant with a nationally recognized actuarial and benefits consulting firm, with expertise in the area of executive compensation tax law, who shall be selected by the Executive and shall be reasonably acceptable to PEC, and whose fees and disbursements shall be paid by PEC.

               (ii) If Independent Tax Counsel shall determine that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's Federal income tax return. If the Executive is subsequently required to make a payment of any Excise Tax, then the Independent Tax Counsel shall determine, in the same manner as a Gross-Up Payment, an additional amount payable to or for the benefit of the Executive (the "Gross-Up Underpayment"), which Gross-Up Underpayment shall be promptly paid by PEC to or for the benefit of the Executive. The fees and disbursements of the Independent Tax Counsel shall be paid by PEC.

               (iii) The Executive shall notify PEC in writing within 15 days of any claim by the Internal Revenue Service that, if successful, would require the payment by PEC of a Gross-Up Payment. If PEC notifies the Executive in writing that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by this subparagraph (iii) of paragraph 3.c., the Executive shall:

                  (A) give the Company any information reasonably requested by the Company relating to such claim,

                  (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation,

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accepting legal representation with respect to such claim by an attorney selected by the Company,

                  (C) cooperate with the Company in good faith in order to effectively contest such claim, and

                  (D) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis calculated at the highest marginal tax rate applicable to the Executive, for any Excise Tax or federal and state income tax or other taxes, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. The Company shall control all proceedings taken in connection with such contest. If an advance to the Executive by the Company would not be prohibited by law, the Company may direct the Executive to pay such claim and sue for a refund, in which case PEC shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis calculated at the highest marginal tax rate applicable to the Executive, from any Excise Tax or federal and state income tax or other taxes, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance.

               (iv) If, after the receipt by the Executive of an amount advanced by PEC pursuant to subparagraph (iii) of paragraph 3.c., the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall within 10 days pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

            d. In the event of any termination of the Executive's employment as described in paragraph 3.a., the Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment.

            4. Source of Payments.

               All payments provided for in paragraph 3 shall be paid in cash from the general funds of PEC; provided, however, that such payments shall be reduced by the amount of any payments made to the Executive or his dependents, beneficiaries or estate from any trust or special or separate fund established or utilized by PEC to assure such payments. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company such right shall be no greater than the right of an unsecured creditor of the Company.

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            5. Litigation Expenses; Arbitration.

               a. PEC's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others, except as set forth in paragraph 7. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. PEC agrees to pay, upon written demand therefor by the Executive, all legal fees and expenses which the Executive may reasonably incur as a result of any dispute or contest (regardless of the outcome thereof) by or with the Company or others regarding the validity or enforceability of, or liability under, any provision of this Agreement, plus in each case interest at the Federal long-term rate in effect under Section 1274(d) of the Code, compounded monthly. In any such action brought by the Executive for damages or to enforce any provisions of this Agreement, the Executive shall be entitled to seek both legal and equitable relief and remedies, including, without limitation, specific performance of the Company's obligations hereunder, in his sole discretion. The obligation of the Company under this paragraph 5 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Executive, upon the expiration of this Agreement or otherwise).

               b. In the event of any dispute or difference between the Company and the Executive with respect to the subject matter of this Agreement and the enforcement of rights hereunder, the Executive may, in his sole discretion by written notice to PEC, require such dispute or difference to be submitted to arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after the Executive has notified PEC of his desire to have the question settled by arbitration, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the "AAA") in Illinois upon the application of the Executive. The determination reached in such arbitration shall be final and binding on both parties without any right of appeal of further dispute. Execution of the determination by such arbitrator may be sought in any court of competent jurisdiction. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence and shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. Unless otherwise agreed by the parties, any such arbitration shall take place in Illinois, and shall be conducted in accordance with the Rules of the AAA.

            6. Tax Withholding.

               The Company may withhold from any payments made under this Agreement all federal, state or other taxes, including excise taxes as shall be required pursuant to any law or governmental regulation or ruling.

            7. Waiver and Releases.

               In consideration of the covenants under this Agreement, including, but not limited to, paragraphs 3 and 5, and as a condition precedent to receiving any payments under this Agreement, the Executive agrees to execute after the date of his termination as described in

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paragraph 3.a., a release and Confidentiality Agreement substantially in the form of Exhibit A and Exhibit B, respectively, attached hereto and by this reference made a part hereof.

            8. Outplacement Services.

               During the first twenty-four (24) months of the Coverage Period, the Executive may request PEC to provide him with outplacement services. At its election, PEC shall either (i) reimburse the Executive for the cost of outplacement services actually incurred by the Executive, up to a maximum amount of Twenty Thousand Dollars ($20,000), or arrange for outplacement services of an approximate value to the Executive of Twenty Thousand Dollars ($20,000) to be provided to the Executive.

            9. Entire Understanding.

               This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter hereof and supersedes any prior Severance Agreement between the Company and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of any kind elsewhere provided and not expressly provided for in this Agreement.

            10. Severability.

               If, for any reason, any one or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law continue in full force and effect.

            11. Consolidation, Merger, or Sale of Assets.

               If Peoples Energy Production Company consolidates or mergers into or with, or transfers all or substantially all of its assets to, another corporation, limited liability company, limited partnership, or other entity, but following such event remains an Affiliate of PEC conducting substantially the business as prior to such consolidation, merger or transfer of assets, the term "the Company" as used herein shall include such other entity and this Agreement shall continue in full force and effect.

            12. Notices.

               All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, first class with return receipt as follows:

                a.     to the Company:

                       Peoples Energy Corporation
                       130 East Randolph Drive

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                       Chicago, Illinois  60601
                       Attention:  Secretary

                b.     to the Executive:

                       Steven W. Nance
                       President
                       Peoples Energy Production Company
                       909 Fannin, Suite 1300
                       Houston, Texas  77010

or to such other address as either party shall have previously specified in writing to the other.

            13. No attachment.

               Except as required by law and as expressly provided in this paragraph 13, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect. Notwithstanding the preceding sentence, the Executive may, by giving notice to the Company during the Executive's lifetime, designate a beneficiary or beneficiaries to whom the severance benefits described in paragraph 3.a. shall be transferred in the event of the Executive's death. Any such designation may be revoked or changed by the Executive at any time and from time to time by similar notice. If there is no such designated beneficiary living upon the death of the Executive or if all such designated beneficiaries die prior to the receipt by the Executive of the referenced severance benefits, such severance benefits shall be transferred to the Executive's surviving spouse or, if none, then such severance benefits will be transferred to the estate or personal representative of the Executive. If the Company, after reasonable inquiry, is unable to determine within twelve months after the Executive's death whether any designated beneficiary of the Executive did in fact survive the Executive, such beneficiary shall be conclusively presumed to have died prior to the Executive's death.

            14. Binding Agreement.

               This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors and assigns.

            15. Modification and Waiver.

               This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

            16. Headings of No Effect.

               The paragraph headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.

            17. Governing Law.

               This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Illinois without giving effect to the choice of law provisions in effect in such State.

            18. Termination of Prior Agreement.

               The Prior Agreement is hereby terminated and no longer in effect as of the Effective Date.

                                    * * * * *

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, as of the Effective Date.

                                     PEOPLES ENERGY PRODUCTION COMPANY

                                     By:   /s/  Thomas M. Patrick
                                           -------------------------------------
                                           Thomas M. Patrick
                                           Chairman of the Board of Directors

                                     PEOPLES ENERGY CORPORATION

                                     By:   /s/  Thomas M. Patrick
                                           -------------------------------------
                                           Thomas M. Patrick
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                                     By:   /s/ Steven W. Nance
                                           -------------------------------------
                                           Steven W. Nance
                                           President
                                           Peoples Energy Production Company

                                    EXHIBIT A

                                RELEASE OF CLAIMS
                                       AND
                               COVENANT NOT TO SUE

            THIS RELEASE OF CLAIMS AND COVENANT NOT TO SUE (the "Release") is executed and delivered by __________________________ (the "Executive"), to Peoples Energy Corporation, its subsidiaries, and affiliates (collectively referred to as the "Company").

            In consideration of the agreement by the Company to provide the Executive with the payments and benefits under the Severance Agreement between the Executive and the Company dated ______________________________, the Executive hereby agrees as follows:

            1. Release and Covenant.

            The Executive, of his own free volition, forever waives and releases any and all claims the Executive, his dependents, relatives, heirs, executors, administrators, successors and assigns has or may have against the Company, its directors, officers, employees, agents, stockholders, successors and assigns (both individually and in their official capacities with the Company) of any kind or nature whatsoever arising from facts, assertions, circumstances, omissions or matters occurring on or before the date hereof, including all claims arising from or relating in any way to the Executive's employment with the Company or the conclusion of employment (whether such claims are presently known or hereafter discovered). This release includes, but is not limited to, a release of any claims in tort or contract, including claims for wrongful discharge, breach of any employment contract or any other agreement, contract, practice or policy. In addition to any other claims, the Executive specifically waives, releases, and covenants not to sue or to file any charges or administrative actions with respect to any and all claims against the Company under the Americans With Disabilities Act, the Age Discrimination in Employment Act, Title VII (or any other title) of the Civil Rights Act of 1964 (including all claims of sex, race, national origin, and religious discrimination), Section 1981 of the Civil Rights Act, the Federal Equal Pay Act, the Illinois Human Rights Act, the Illinois Wage Payment and Collection Act, the Cook County Human Rights Ordinance, the City of Chicago Human Rights Ordinance, the Employee Retirement Income Security Act, the Family Medical and Leave Act, or any other federal, state or local statute, law, regulation, ordinance, or doctrine of common law or public policy, contract or tort law having any bearing whatsoever on the terms and conditions of employment or termination of employment. This Release shall not, however, constitute a waiver of any of the Employee's rights under the Severance Agreement. The Executive acknowledges that, in his decision to enter into this Release, he has not relied on any representations, promises or agreements of any kind, including oral statements by representatives of the Company, except as set forth in this Release.

            2. Due Care.

            This Release contains a release of all claims under the Age Discrimination in Employment Act ("ADEA") and, therefore, pursuant to the requirements of the ADEA, the Employee acknowledges that he has been advised (i) that this release includes, but is not limited to, all claims under the ADEA arising up to and including the date of execution of this release; (ii) to consult with an attorney and or other advisor of his choosing concerning his rights and obligations under this release; (iii) to fully consider this release before executing it, and that he has been offered ample time and opportunity, in excess of 21 days, to do so; and (iv) that this release shall become effective and enforceable 7 days following execution of this Release by the Executive, during which 7-day period the Executive may revoke his acceptance of this Release by delivering written notice to: Corporate Secretary, Peoples Energy Corporation, 130 East Randolph Drive, Chicago, Illinois 60601.

            3. No Assignment of Claims.

            The Executive represents and warrants that there has been no assignment or other transfer of any interest in any claim which the Executive may have against the Company. The Executive agrees to indemnify and hold the Company harmless from any liability, claims, demands, damages, cost, expenses and attorney's fees incurred as a result of any person asserting such assignment or transfer of any rights or claims under any such assignment or transfer. It is the intention of the Executive and the Company that this indemnity does not require payment as a condition precedent to recovery by the Company from the Executive under this indemnity.

            4. Modification and Waiver.

            This Release may not be modified or amended except by an instrument in writing signed by the Executive and the Company. No term or condition of this Release shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Release except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

            5. Governing Law.

            To the extent not governed by federal law, this Release and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Illinois without giving effect to the choice of law provisions in effect in such State.

            IN WITNESS WHEREOF, the Executive has executed this Release and delivered it to the Company on _____________________________.

                                        By: ____________________________________
                                            ____________________________________

                                    EXHIBIT B

                 CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT
                                     BETWEEN
                           PEOPLES ENERGY CORPORATION
                                       AND

            THIS CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT (the "Agreement"), effective as of ______________________, by and between Peoples Energy Corporation, including any of its subsidiaries, affiliates and related entities (the "Company") and _______________________________________ (the
"Executive").

                                   WITNESSETH

            WHEREAS, the Executive is an employee of the Company;

            WHEREAS, the Company and the Executive have entered into a severance agreement dated ___________________ (the "Severance Agreement") under which the Company has covenanted to provide the Executive with certain payments and benefits in the event that the Executive's employment with the Company is terminated under the circumstances described therein;

            WHEREAS, in consideration of the Company's covenants under the Severance Agreement, and as a condition precedent to the Executive receiving any payments or benefits under the Severance Agreement, the Executive has agreed to execute after the date of his termination of employment as described in paragraph 3a of the Severance Agreement, a confidentiality agreement;

            NOW, THEREFORE, as a condition precedent, and in consideration of the covenants by the Company to provide the Executive with the payments and benefits under the Severance Agreement, the Executive hereby agrees as follows:

            1. Confidential Information; Acknowledgement of Legitimate Business Interest of the Company.

            The Executive expressly recognizes and acknowledges that during his employment with the Company, he became entrusted with, had access to, or gained possession of confidential and proprietary information, data, documents, records, materials, and other trade secrets and/or other proprietary business information of the Company that is not readily available to competitors, outside third parties and/or the public, including without limitation, information about
(i) current or prospective customers and/or suppliers, (ii) employees, research, goodwill, production, and prices, (iii) business methods, processes, practices or procedures; (iv) computer software and technology development, (v) the Company's hydrocarbon interests and prospects, and (vi) business strategy, including acquisition, merger and/or divestiture strategies, (collectively or with respect to any of the foregoing, the "Confidential Information"). Executive further recognizes and acknowledges that the Confidential Information is the sole and exclusive property of the Company and that the Company has a legitimate interest in protecting its Confidential Information.

            2. Non-Disclosure of Confidential Information.

            Executive agrees that following his termination of employment, he shall keep and retain in confidence all Confidential Information and will not, without the consent of the Company, disclose or divulge any Confidential Information obtained during his employment with the Company to any third party for so long as the Confidential Information is valuable and unique, or until either the Company has either itself released the Confidential Information into the public domain or the Confidential Information has clearly become publicly available by means other than the Company or the Executive. No individual piece of Confidential Information shall be deemed to have become publicly available merely because other pieces of Confidential Information shall have become publicly available, and no individual piece of Confidential Information shall be deemed to have become publicly available unless all of its substantive provisions shall have become publicly available. This paragraph 2 shall not prevent Executive from using general skills and experience developed in positions with the Company or other employers, or from accepting a position of employment with another company, firm, or other organization, provided that such position does not require divulgence or use of the Confidential Information.

            3. Cooperation with the Company.

            If the Executive receives a subpoena or other judicial or administrative process demanding that he disclose Confidential Information ("Subpoena"), the Executive agrees that he will promptly notify the Company and cooperate fully with the Company if the Company elects to challenge or otherwise resist disclosure of the Confidential Information sought by the Subpoena. Any such challenge or resistance by the Company shall be at the Company's own expense. Should the Executive promptly notify the Company of the receipt of a Subpoena and the Company declines or fails to challenge or resist the Subpoena, or if after intervention by the Company in the judicial or administrative process, the Company is unsuccessful in quashing or opposing the disclosure, the Executive may produce the Confidential Information or respond to the Subpoena as he deems appropriate.

            4. Return of Property.

            The Executive understands and agrees that all business information, files, research, records, memoranda, books, lists and other documents and tangible materials, including computer disks, and other hardware and software that he receives during employment, whether confidential or not, are the property of Employer and that, immediately upon the termination of the Executive's employment, he will promptly deliver to Employer all such materials, including copies thereof, in his possession or under his control.

            5. Non-Solicitation.

            Executive covenants and agrees that for a period commencing on the date of the Executive's termination of employment with the Company and ending on the date that is one (1) year from such employment termination date, Executive shall not, directly or indirectly, solicit, induce, influence, or attempt to induce any employee of the Company to terminate his employment with, or compete against the Company or any present or future affiliates of the Company. In particular, and without limiting the foregoing, the Executive agrees that during the one-year (1-year) period commencing on the Executive's employment termination date with the Company, the Executive shall not directly or indirectly attempt to hire any other employee of the Company or otherwise encourage any other employee to leave the employ of the Company, or
(ii) advise or recommend to any other person that they employ or solicit for employment, any employee of the Company.

            6. Equitable Relief.

            The Executive acknowledges that the Confidential Information to be disclosed to the Executive during his employment is of a special and unique character, and that the breach of any provision of this Agreement, including without limitation, its non-solicitation provision, will cause the Company irreparable injury and damage. Accordingly, the Company shall be entitled, in addition to all other remedies available to it, to injunctive and equitable relief to prevent a breach of any part of this Agreement or to enforce any part of this Agreement.

            7. Assignment.

            This Agreement is not assignable, in whole or in part, and shall not be assigned, by the Executive; and any purported assignment by the Executive shall be considered null and void. This Agreement is assignable and may be so assigned by Employer; and this Agreement shall inure to the Benefit of, and shall be binding upon, any and all successors and assigns of Employer.

            8. Entire Understanding.

               This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter hereof.

            9. Severability.

               If, for any reason, any one or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law continue in full force and effect.

            10. Consolidation, Merger, or Sale of Assets.

               If the Company consolidates or merges into or with, or transfers all or substantially all of its assets to, another corporation the term "the Company" as used herein shall include such other corporation and this Agreement shall continue in full force and effect.

            11. Notices.

               All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, first class with return receipt as follows:

               a.    to the Company:

                     Peoples Energy Corporation
                     130 East Randolph Drive
                     Chicago, Illinois  60601

Attention:  Secretary

               b.    to the Executive:

                     the Executive's most recent home address on file with the Company or to such other address as either party shall have previously specified in writing to the other.

            14. Binding Agreement.

               This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors and assigns.

            15. Modification and Waiver.

            This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

            16. Headings of No Effect.

            The paragraph headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.

            17. Governing Law.

            This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Illinois without giving effect to the choice of law provisions in effect in such State.

               IN WITNESS WHEREOF, Peoples Energy Corporation, on behalf of itself and its subsidiaries, affiliates and related entities, has caused this Agreement to be executed, and the Executive has executed this Agreement, as of the effective date written above.

By: ____________________________________  PEOPLES ENERGY CORPORATION
    ____________________________________

                                          By: __________________________________

                                          THOMAS M. PATRICK
                                          Chairman, President & CEO

                                          By: __________________________________